                            AMENDED AND RESTATED
                           PARTICIPATION AGREEMENT

     THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT ("Agreement"), made and entered into as of the 9th day of June, 2006 by and among the following parties:

     o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), organized under the laws of the State of Indiana on its own behalf and on behalf of each of its separate accounts named in
          Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as an "Account");

     o IDS LIFE INSURANCE COMPANY ("IDS Life"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each of its separate accounts named in Schedule 1 to this Agreement, as may be amended from (each account referred to as the "Account");

Each of American Enterprise Life and IDS Life hereinafter also referred to as a "Company";

     o GOLDMAN SACHS VARIABLE INSURANCE TRUST ("Trust"), a statutory trust formed under the laws of Delaware; and

     o    GOLDMAN, SACHS & CO., a New York limited partnership (the
          "Distributor").

     WHEREAS, the Trust engages in business as an open-end management investment company of the series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a "Fund"), and which Series is subdivided into various classes ("Classes") with each such Class supporting a distinct charge and expense arrangement; and

     WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for life insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

     WHEREAS, an order of the Securities and Exchange Commission dated February 2, 1998, (File No. 812-10794) grants certain separate accounts supporting variable life insurance policies, their life insurance company depositors, and their principal underwriters, exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, and from Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary for such separate accounts to purchase and hold Trust shares at the same time that such shares are sold to or held by separate accounts of affiliated and unaffiliated insurance companies supporting either variable annuity contracts or variable life insurance policies, or both, or by qualified pension and retirement plans (the "SEC Order"); and

     WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and

     WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s); and

     WHEREAS, the Distributor, American Centurion Life, IDS Life of New York, American Enterprise Life Insurance Company, IDS Life Insurance Company and American Express Financial Advisors, Inc. have previously entered into an Amended and Restated Master Agreement as of January 1, 2000 ("Master Agreement") which will be terminated upon execution of this Agreement, and as a result, the parties wish to amend and restate their related participation agreements for that reason; and

     WHEREAS, American Enterprise Life and IDS Life wish to amend and restate their existing participation agreements with the Trust and the Distributor in anticipation of the merger of American Enterprise Life with and into IDS Life.

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

                                  ARTICLE I
                           ADDITIONAL DEFINITIONS

     1.1. "Accounts"--the separate accounts of the Company described more specifically in Schedule 1 to this Agreement as may be amended by the parties from time to time. If more than one separate account is described on
Schedule 1, the term shall refer to each separate account so described.

     1.2. "Business Day"--each day that the Trust is open for business as provided in the Trust's Prospectus.

     1.3. "Code"--the Internal Revenue Code of 1986, as amended, and any successor thereto.

     1.4. "Contracts"--the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedule 1 to this Agreement as amended by the parties from time to time.

     1.5. "Contract Owners"--the owners of the Contracts, as distinguished from all Product Owners.

     1.6. "Participating Account"--a separate account investing all or a portion of its assets in the Trust, including the Accounts.

     1.7. "Participating Insurance Company"--any insurance company with a Participating Account, including the Company.

     1.8. "Participating Plan"--any qualified retirement plan investing in the Trust.

     1.9. "Participating Investor"--any Participating Account, Participating Insurance Company or Participating Plan, including the Accounts and the Company.

     1.10. "Products"--variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

     1.11. "Product Owners"--owners of Products, including Contract Owners.

     1.12. "Trust Board"--the board of trustees of the Trust.

     1.13. "Registration Statement"--with respect to the Trust shares or a class of Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts' Registration Statement for each class of Contracts is described more specifically on Schedule 1B to this Agreement. The Trust's Registration Statement is filed on Form N-1A (File No. 333-35883).

     1.14. "1940 Act Registration Statement"--with respect to the Trust or the Schedule 1 Accounts, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Schedule 1 Accounts' 1940 Act Registration Statements are described more specifically on Schedule 1A to this Agreement. The Trust's 1940 Act Registration Statement is filed on Form N-1A (File No. 811-08361).

     1.15. "Prospectus"--with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.

     1.16. "Schedule 1 Accounts"--Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule 1.

     1.17. "Schedule 1 Contracts"--Contracts through which interests in
Schedule 1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

     1.18. "Statement of Additional Information"--with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

     1.19. "SEC"--the Securities and Exchange Commission.

     1.20. "NASD"--The National Association of Securities Dealers, Inc.

     1.21. "1933 Act"--the Securities Exchange Act of 1933, as amended.

     1.22. "1940 Act"--the Investment Company Act of 1940, as amended.

                                    ARTICLE A
                             COMPANY REORGANIZATION

     A.1. MERGER AND RENAMING. The Trust and the Distributor acknowledge the planned merger of American Enterprise Life with and into IDS Life (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedules to American Enterprise Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. The Trust and the Distributor consent to the transfer of the rights and obligations of American Enterprise Life under this Agreement to IDS Life at the Effective Time of the Merger.

     A.2 FORM OF AGREEMENT. This Agreement shall amend and supersede the following agreements as of the date stated above among the Company named therein, the Trust and the Distributor with respect to all investments by the Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

               o Participation Agreement, dated April 1, 1999, by and among American Enterprise Life, the Trust and the Distributor, as amended by the following documents: (a) Amendment No. 1 to Participation Agreement dated September 13, 2002; (b) Amendment No. 2 to Participation Agreement dated January 1, 2003; and (c) Amendment No. 3 to Participation Agreement dated April 30, 2004.

               o Participation Agreement, dated September 1, 1999, by and among IDS Life, the Trust and the Distributor, as amended by the following documents: (a) Amendment No. 1 to Participation Agreement dated May 1, 2001; (b) Amendment No. 2 to Participation Agreement dated September 13, 2002; (c) Amendment No. 3 to Participation Agreement dated October

                    30, 2002; and (d) Amendment No. 4 to Participation Agreement dated September 30, 2003.

     Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall create separate participation agreements between each Company and the Trust until the Effective Time of the Merger.

                                 ARTICLE II
                            SALE OF TRUST SHARES

     2.1. AVAILABILITY OF SHARES.

         (a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Accounts, shares of the Series and Classes listed on Schedule 1 to this Agreement, as amended by the parties from time to time, such purchases to be effected at net asset value and with no sales charge in accordance with Section 2.3 of this Agreement. The Distributor shall make such Series and Classes available to the Company in accordance with the terms and provisions of this Agreement until: (i) this Agreement is terminated pursuant to Article X, or (ii) the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.

         (b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or in the future will be made available to the Company only as the Distributor may so provide, subject to the Distributor's rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

         (c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor's authority pursuant to the terms and conditions of its distribution agreement with the Distributor, and (ii) the Trust reserves the right in its sole discretion, exercised in good faith, to refuse to accept a request for the purchase of Trust shares.

     2.2. REDEMPTIONS. The Trust shall redeem, at the Company's request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing: (a) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (b) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

     2.3. PURCHASE AND REDEMPTION PROCEDURES.

         (a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Schedule 1 Accounts (but not on behalf of any Trust shares that may be held in the Company's general account) for shares of those Series or Classes made available hereunder, based on transactions in Account Units of the Schedule 1 Accounts under the Schedule 1 Contracts. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:30 a.m. New York Time (8:30 a.m. Central
     Time) on the next following Business Day. The Trust reserves discretion to extend the time by which notice must be received in accordance with the preceding sentence on a case by case basis if a Fund experiences a delay in calculating its net asset value which extends past 7:00 p.m. New York Time (6:00 p.m. Central Time) in accordance with Section 2.4 hereof. Such notice may be communicated by telephone to the office or person designated for such notice by the Trust and shall be confirmed by facsimile.

         (b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in federal funds transmitted to the Trust by wire. Such wire transfer will be initiated by the Company's bank by 2:00 p. m. Eastern Time (1:00 p.m. Central time) and received by the Trust by the close of business of the federal funds wire system on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust's close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust's close of business on the same day. If the issuance of Trust shares is canceled because federal funds are not timely received, the Company shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust's receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If federal funds are not received on time, such funds will be invested at the net asset value next computed after receipt of such funds, and Trust shares purchased thereby will be issued but in any event not on the same day that the purchase order was received.

         (c) Payment for Trust shares redeemed by the Accounts or the Company shall be made in federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company, such funds normally to be transmitted by

     6:00 p.m. New York Time (5:00 p.m. Central Time) on the next Business Day after the Trust receives actual notice of the redemption order for such shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with
     Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem trust shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. In any event, absent extraordinary circumstances specified in Section 22(e) of the 1940 Act, the Trust shall make such payment within five (5) calendar days after the date the redemption order is placed in order to enable the Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company or the Accounts; the Company alone shall be responsible for such action.

         (d) Any purchase or redemption request for Trust shares held or to be held in the Company's general account, shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class.

         (e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information, but neither party shall be liable to the other party for any breach of security.

         (f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

     2.4. NET ASSET VALUE. The Trust shall use its best efforts to inform the Company of the net asset value per share for each Series or Class available to the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated. The Trust shall calculate such net asset values in accordance with the Prospectus for such Series or Class.

     2.5. DIVIDENDS AND DISTRIBUTIONS. The Trust shall furnish same-day notice by wire or telephone (followed by written confirmation) on or prior to the payment date to the Company of any income dividends or capital gain distributions payable on any Series or Class shares. The

Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least [ten] Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.

     2.6. BOOK ENTRY. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for each Account.

     2.7. PRICING ERRORS. Any material errors in the calculation of the net asset value of a Fund, the net asset value per share of any Series or Class of Trust shares, dividends or capital gain information shall be reported to the Company immediately upon discovery. An error shall be deemed "material" based on the Trust's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Company is provided with materially incorrect net asset value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement, which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Trust or the Distributor.

     2.8. LIMITS ON PURCHASERS. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Trust as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). The Company hereby represents and warrants that it and the Accounts are Qualified Persons. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Distributor and the Trust shall not sell more than 10% of any Series of Trust shares to any Participating Plan unless an agreement is in effect between the Distributor, the Trust and the trustee (or other fiduciary) of the Plan containing provisions substantially the same as those in Article VIII of this Agreement. The Distributor and the Trust shall not sell Trust shares to any Participating Plan unless a written acknowledgment of the foregoing condition is received from the trustee (or other fiduciary) of the Plan.

     2.9. DISRUPTIVE TRADING.

         (a) The Company acknowledges the Trust has adopted policies designed to prevent frequent purchases and redemptions of any Series of Trust shares in quantities great enough to: (i) disrupt orderly management of the corresponding Fund's investment portfolio, or (ii) dilute the value of the outstanding Trust shares of that Series ("Disruptive Trading Policies"). These policies are disclosed in the Trust's prospectus. From time to time, the Trust and the Distributor implement procedures reasonably designed to enforce the Trust's Disruptive Trading Policies and shall provide a written description of such procedures (and revisions thereto) to the Company. As a procedure in furtherance of its Disruptive Trading Policies, the Trust may assess fees, to be paid upon redemption one or more Series or Classes of Trust shares within certain stated time periods after such shares have been purchased.

         (b) The Trust and Distributor acknowledge that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Funds available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts through which the Contracts are offered.

         (c) The Trust may (but is not required to) consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of the Accounts including those investing in the Funds, when the Trust periodically reviews or amends the Trust's Disruptive Trading Policies and procedures from time to time. The Trust and the Distributor may invite comment from and confer with the Company regarding any proposed policy and procedure of the Trust pertaining to disruptive trading to determine prior to adopting such proposed policy or procedure the Company's then-present ability to apply such proposed policy or procedure to Contract Owners who allocate Contract value to subaccounts investing in Funds available under the Contracts, including without limitation whether Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Trust's proposed policy or procedure.

         (d) In furtherance of Section 2.9(a), the Trust and the Distributor may, from time to time, investigate purchases and redemptions of any Series or Class of Trust shares by the Company on behalf of the Accounts that appears to violate, or has the potential to violate, the Trust's Disruptive Trading Policies. In particular, in the event that the Trust or the Distributor has identified a particular Contract Owner as having engaged in transactions in Account units that directly or indirectly violate the Trust's Disruptive Trading Policies, the Company agrees, at the written request of the Trust or the Distributor, to restrict or prohibit further transactions in Account units by that Contract Owner which could result in additional purchases and redemptions of a specified Series and/or Class of Trust shares in violation of the Trust's Disruptive Trading Policies.

         In addition, subject to applicable law and the terms of each Contract, when requested by the Trust or the Distributor in writing, the Company agrees to provide the following with respect to purchases and redemptions of a specific Series and/or Class of Trust shares over a designated period:

               o the taxpayer identification number of the Contract Owner or Contract Owners whose transactions in Account units underlies the Trust share purchases and redemptions being investigated; and

               o the amounts and dates of transactions in Account units during the designated period representing an indirect investment in the Series and/or Class of Trust shares being investigated.


         The Company agrees to provide the foregoing information that is on its books and records promptly. If the requested information is not on its books and records, it agrees to make reasonable efforts to:

               o    promptly obtain the requested information; or

               o if requested by the Trust or the Distributor restrict or prohibit further transactions in Account units by that Contract Owner which could result in additional purchases and redemptions of a specified Series and/or Class of Trust shares.

         The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address, including without limitation, reimbursement of expenses Company incurs in order to provide such information to the Trust and to execute any instructions from the Trust or its designee to restrict or prohibit purchases, redemptions, transfers or exchanges by any Contract Owner in subaccounts available under a Contract which invest in shares of any Fund.

                                 ARTICLE III
                       REPRESENTATIONS AND WARRANTIES

     3.1. COMPANY. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under the laws of the jurisdiction of its organization, (b) it has legally and validly established each Account as a segregated asset account under applicable state law to serve as segregated investment accounts for the Contracts, (c) each Schedule 1 Account is duly registered as a unit investment trust under the 1940 Act and each such Account's 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act, (d) it has registered, or will register, all Schedule 1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective Registration Statements for that purpose, (e) it will offer and sell the Contracts in compliance in all material respects with all applicable federal and state laws and regulations, including, but not limited to, state insurance law and federal securities law suitability requirements, (f) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered, (g) its activities and those of its employees in promoting the sale and distribution of the Contracts and effecting Contract Owner transactions in Account units have not caused, and will not cause, the Company to be deemed a broker-dealer, (h) orders it places for the purchase and redemption of Trust shares pursuant to Article 2.3 of this

Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)), (i) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.3,
Article 6.4 and Article 6.5 of this Agreement and (j) it will notify the Distributor and the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

     3.2. TRUST. The Trust represents and warrants that: (a) it is a statutory trust duly organized and validly existing under Delaware law, (b) it is duly registered under the 1940 Act as an open-end management investment company and has filed a 1940 Act Registration Statement with the SEC in accordance with the provisions of the 1940 Act, (c) Trust shares issued pursuant to this Agreement have been, or will be, duly authorized and validly issued in accordance with applicable law, (d) it will offer and sell Trust shares pursuant to this Agreement in compliance in all material respects with all applicable federal and state laws and regulations, (e) it has registered, or will register, all Trust shares offered and sold pursuant to this Agreement under the 1933 Act and has an effective Registration Statement for that purpose, (f) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.1 and Article 6.2 of this Agreement, and (g) the Trust's Board, a majority of whom are not interested persons of the Trust, have formulated and approved the plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses.

     3.3. DISTRIBUTOR. The Distributor represents and warrants that: (a) it is a limited partnership duly organized and in good standing under New York law, and (b) it is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD. The
Distributor will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

     3.4. LEGAL AUTHORITY. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     3.5. BONDING REQUIREMENT. Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.

                                 ARTICLE IV
                           REGULATORY REQUIREMENTS

     4.1. TRUST FILINGS. The Trust shall amend the Trust's Registration Statement from time to time and maintain its effectiveness as required in order to effect the continuous offering of Trust shares in compliance with applicable law. Notwithstanding the foregoing, the Trust shall register and qualify Trust shares for sale in accordance with the laws of various states if, and to the extent, deemed advisable by the Trust or the Distributor. The Trust shall amend its 1940 Act Registration Statement as required by the 1940 Act to maintain its registration under the 1940 Act for as long as Trust shares are outstanding. The Trust shall file Form 24F-2 and pay 1933 Act registration fees for all Series and Classes of Trust shares as required by Rule 24f-2 under the 1940 Act. The Trust shall comply in all material respects with the 1940 Act.

     4.2. ACCOUNT FILINGS. The Company shall amend the Registration Statement for each Schedule 1 Contract from time to time and maintain its effectiveness as required in order to effect the continuous offering of such Contracts in compliance with applicable law for as long as purchase payments are made under such Contracts. Notwithstanding the foregoing, the Company:
(a) may permit the effectiveness of a Schedule 1 Contract's Registration Statement expire if the Company has supplied the Trust with an SEC "no-action" letter or opinion of counsel satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement on a current basis is no longer required, and (b) shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, it considers such registration and qualification necessary. The Company shall amend each Schedule 1 Account's 1940 Act Registration Statement as required by the 1940 Act to maintain the Account's registration under the 1940 Act for as long as the Schedule 1 Contracts issued through that Account are in force. With regard to each
Schedule 1 Account, the Company shall comply in all material respects with the 1940 Act.

     The Company shall be responsible for filing all Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Accounts with state insurance commissions, as required or customary, and shall use commercially reasonable efforts: (a) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale, and (b) to keep such approvals in effect for so long as the Contracts are outstanding, provided, however, Company shall have no obligation hereunder to maintain or to continue to obtain approvals for applications, marketing materials and other documents relating to the Contracts it is no longer offering except to the extent that such materials are required for use in connection with the administration and servicing of the Contracts in accordance with Section 5.3 hereof.

     4.3 DELIVERY OF PROSPECTUSES BY THE COMPANY. The Company shall deliver (or arrange for delivery of) an appropriate Prospectus to each prospective Contract Owner describing in all material respects the terms and features of the Contract being offered. The Company also shall deliver (or arrange for delivery of) a Prospectus for each Fund that a prospective Contract Owner identifies on his or her application as an intended investment option under a Contract or to which a Contract Owner allocates premium payments to or transfers Contract value. The

Company shall deliver (or arrange for delivery of) such Prospectuses at the times required by applicable provisions of the 1933 Act and rules or regulations thereunder.

     4.4. VOTING OF TRUST SHARES. The extent required by applicable law, whenever the Trust shall have a meeting of holders of any Series or Class of Trust shares, the Company shall:

               o    solicit voting instructions from Contract Owners;

               o vote Trust shares held in each Account at such shareholder meetings in accordance with instructions received from Contract Owners; and

               o vote Trust shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable Series or Class of Trust shares for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule 1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Trust shares without regard to voting instructions from Contract Owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract Owners) of matters put before the shareholders.

     As required by the conditions attaching to the SEC Order, the Company shall remain responsible for ensuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Investors. The Trust will notify the Company of any changes to the SEC Order, the conditions attaching thereto, or to any interpretation of the Order or conditions.

     4.5. STATE INSURANCE LAW RESTRICTIONS. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination. Schedule 4 sets forth the investment restrictions that the Company and/or other Participating Insurance Companies have determined are applicable to any Fund and with which the Trust has agreed to comply as of the date of this Agreement. The Company shall inform the Trust of any investment restrictions imposed by state insurance law that the Company determines may become applicable to the Trust or a Fund from time to time as a result of the Accounts' investment therein, other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (which, for this purpose, shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the

Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend
Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.

     4.6. INTERPRETATION OF LAW. Under no circumstances will the Trust, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

     4.7. DISCLOSURE. The Trust's prospectus shall state that the statement of additional information for the Trust is available from either the Distributor or the Trust. The Trust hereby notifies the Company that it is appropriate to include in Contract Prospectuses, disclosure of the potential risks of mixed and shared funding.

     4.8. DRAFTS OF FILINGS. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.

     4.9. COPIES OF FILINGS. The Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for "no-action" letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Accounts, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Accounts).

     4.10. REGULATORY RESPONSES. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by
Section 4.9 of this Agreement.

     4.11. COMPLAINTS AND PROCEEDINGS

         (a) The Trust and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust's Registration Statement or the Prospectus of any Series or Class, (ii) any request by the SEC for any amendment to the Trust's Registration Statement or the Prospectus of any Series or Class, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which
     (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or
     (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts' Registration Statement or the Contracts' Prospectus, (ii) any request by the SEC for any amendment to the Contracts' Registration Statement or Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

         (d) The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts.

     4.12. COOPERATION. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

                                  ARTICLE V
             SALE, ADMINISTRATION AND SERVICING OF THE CONTRACTS

     5.1. SALE OF THE CONTRACTS. The Company shall be responsible for the sale and marketing of the Contracts.

     The Company shall provide Contracts, the Contracts' and Trust's Prospectuses, Contracts' and Trust's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws. Without limiting the generality of the foregoing, the Company shall:
(1) enter into and enforce agreements with affiliated and unaffiliated parties to, and (2) adopt and implement written compliance policies and procedures reasonably designed to, ensure that:

               o all persons offering or selling the Contracts are duly licensed and registered under applicable insurance and securities laws;

               o all individuals offering or selling the Contracts are duly appointed agents of the Company and are registered representatives of a NASD member broker-dealer; and

               o each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD.

     5.2. ANTI-MONEY LAUNDERING. The parties to this Agreement shall comply with all applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financial Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations, will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA PATRIOT ACT.

     5.3. ADMINISTRATION AND SERVICING OF THE CONTRACTS. The Company shall be fully responsible for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. The Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.

     5.4. CUSTOMER COMPLAINTS. The Company shall promptly address all complaints from Contract Owners and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

     5.5. TRUST PROSPECTUSES AND REPORTS. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with a copy, in camera-ready form or form otherwise suitable for printing or duplication of: (a) the Trust's Prospectus for the Series and Classes listed on Schedules 1B, 2B, and 3B and any supplement thereto; (b) any Trust proxy soliciting material for such Series or Classes; and (c) any Trust periodic shareholder reports. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust shall make available to the Company on the Trust's website each Statement of Additional Information and supplement thereto. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including, without limitation, presenting or delivering such material in a different medium such as electronic mail or attachments thereto) without the prior written consent of the Distributor. The Trust will provide written instruction to the Company each time the Trust amends or supplements the Trust's Prospectus directing the Company) as to whether the supplement is to be provided (i) immediately to Contract Owners who have Contract value allocated to a Fund or (ii) is to be held and combined with another Trust or Contract related mailing as permitted by applicable federal securities laws.

     5.6. PERFORMANCE INFORMATION. The Distributor shall be responsible for calculating the performance information for the Funds. The Company shall be responsible for calculating the performance information for the Contracts. The Distributor shall be liable to the Company for any material mistakes it makes in calculating the performance information for the Funds which cause losses to the Company. The Company shall be liable to the Distributor for any material mistakes it makes in calculating the performance information for the Contracts which cause losses to the Distributor. Each party shall be liable for any material mistakes it makes in reproducing the performance information for Contracts or the Funds, as appropriate. The Trust and the Distributor agree to provide the Company with performance information for the Funds on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

     5.7. TRUST ADVERTISING MATERIAL. Neither the Company or any person directly or indirectly authorized by the Company (including, without limitation, underwriters, distributors, and sellers of the Contracts) shall use any piece of advertising, sales literature or other promotional material in which the Trust, the Distributor, or an affiliate of either is named, except with the prior written consent of the Trust or the Distributor. The Company shall furnish to the

Trust or the Distributor each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use. The Trust or the Distributor shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust or the Distributor. After receiving the Trust's or Distributor's consent to the use of any such material, no further changes may be made without obtaining the Trust's or Distributor's consent to such changes. The Trust or Distributor may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Company shall not be responsible for filing any such materials with the NASD as applicable.

     5.8. CONTRACTS ADVERTISING MATERIAL. The Trust and the Distributor shall not use any piece of advertising or sales literature or other promotional material in which the Company, an Account or a Contract is named, except with the prior written consent of the Company. The Trust or the Distributor shall furnish to the Company each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Trust or the Distributor of the obligation to obtain the prior written consent of the Company. After receiving the Company's consent to the use of any such material, no further changes may be made by the Trust or Distributor without obtaining the Company's consent to such changes. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation. The Trust and the Distributor shall not be responsible for filing any such materials with the NASD as applicable.

     5.9. TRADE NAMES. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. The Company shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance. The Trust, Distributor, or any of their affiliates shall not use in advertising, publicity or otherwise the name of the Company, or any of its affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Company or its affiliates without the prior written consent of the Company in each instance.

     5.10. REPRESENTATIONS BY COMPANY. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust's Registration Statement or the Trust's Prospectuses or in reports or proxy statements for the Trust, or in advertisements, sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

     The Company agrees to ensure that advertisements, sales literature or other promotional material for the Contracts prepared by the Company or its affiliates will be consistent with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contracts, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.

     The Company has adopted and implemented, or shall adopt and implement, written compliance procedures reasonably designed to ensure that information concerning the Trust, the Distributor, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) is so used. Neither the Trust, the Distributor, nor any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such "broker only" materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Distributor. The parties agree that this Section 5.10 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.

     5.11. REPRESENTATIONS BY TRUST. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the appropriate Contract Registration Statement or Contract Prospectus or in published reports of the Company or the Accounts which are in the public domain or in advertisements, sales literature or other promotional material approved in writing by the Company in accordance with this Article V.

     The Trust agrees to ensure that advertisements, sales literature or other promotional material for the Trust prepared by the Distributor or its affiliates in connection with the sale of the Contracts will be consistent with every law, rule, and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.

     The Trust or the Distributor shall mark information produced by or on behalf of the Trust which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) "FOR BROKER USE ONLY," and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that it is not so marked.

     5.12. ADVERTISING. For purposes of this Article V, the phrase "advertising, sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD Conduct rules, the 1940 Act or the 1933 Act. Such material includes, without limitation, the following materials for prospective Contract Owners, existing Contract Owners, wholesalers and other broker-dealers, rating or ranking agencies, or the press:

               o advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, websites, or other public media);

               o sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, electronic mail, or published article);

               o educational or training materials or other communications distributed or made generally available to some or all agents or employees; and

               o registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                                 ARTICLE VI
                            COMPLIANCE WITH CODE

     6.1. SECTION 817(h). The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts the Code and regulations thereunder. Without limiting the scope of the foregoing, the Trust shall ensure that each Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section and Regulation or successors thereto. The Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has failed to so comply or that it might not comply in the future.

     6.2. SUBCHAPTER M. The Trust shall maintain the qualification of each Fund as a regulated investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     6.3. CONTRACTS. The Company shall ensure that at the time each Contract is issued it is treated as a life insurance, endowment, or annuity contract under applicable provisions of the Code, and that as long as the Accounts hold shares of the Trust the Company shall maintain such treatment for each outstanding Contract. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the Contracts will not be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Code.

     6.4 REGULATION 1.817-5(f). The Company shall ensure that no Fund fails to remain eligible for "look-through" treatment under Treasury Regulation 1.817-5(f) by reason of a current or future failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations could render a Fund ineligible, or jeopardize a Fund's eligibility, for "look-through" treatment under Treasury Regulation 1.817-5(f). In the event of such a failure, the Company shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Company's expense.

     6.5 MODIFIED ENDOWMENT CONTRACTS. The Company shall ensure that any Prospectus offering a variable life insurance Contract in circumstances where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code, will identify such Contract as a modified endowment contract.

                                 ARTICLE VII
                                  EXPENSES

     7.1. EXPENSES. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

     7.2. TRUST EXPENSES. Expenses incident to the Trust's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

         (a) registration and qualification of the Trust shares under the federal securities laws;

         (b) preparation and filing with the SEC of the Trust's
     Prospectuses, Trust's Statement of Additional Information, Trust's Registration Statement, Trust proxy materials and shareholder reports, and preparation of a "camera-ready" copy of the foregoing;

         (c) preparation of all statements and notices required by any federal or state securities law;

         (d) reimbursement of the Company for its expenses, as applicable, of typesetting and printing of annual Fund Prospectuses, including supplements thereto, periodic shareholder reports to existing Contract Owners; provided, however, that such reimbursement shall be limited to the lesser of actual costs or $100,000 in any one calendar year.

         (e) all taxes on the issuance or transfer of Trust shares;

         (f) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees' fees;

         (g) any expenses permitted to be paid or assumed by the Trust pursuant to a Rule 12b-1 under the 1940 Act; and

         (h) any expenses the Company incurs which are directly related to
     (i) a reorganization of the Trust as defined by Section 2 of the 1940 Act, or (ii) a change in the name of the Trust or of any Fund. Company agrees to use its best efforts to minimize all such expenses and shall provide the Trust or its Distributor with acceptable documentation of such expenses. In the event the Trust determines it will not reimburse the Company for such expenses, then the Distributor shall do so.

     7.3. COMPANY EXPENSES. Expenses incident to the Company's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

         (a) registration and qualification of the Schedule 1 Contracts under the federal securities laws;

         (b) preparation Contract Prospectuses, and filing with the SEC of the Prospectuses and Registration Statements for Schedule 1 Contracts;

         (c) the sale, marketing and distribution of the Contracts, including printing and dissemination of Contract Prospectuses to current and prospective Contract owners as well as compensation for Contract sales;

         (d) administration of the Contracts;

         (e) payment of all applicable fees relating to Accounts and the Contracts;

         (f) preparation, printing and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Trust; and

         (g) preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

     7.4. OTHER EXPENSES AND PAYMENTS. The Trust and the Distributor shall pay no fee or other compensation to the Company under this Agreement. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses paid by such other parties, but allocated to it. In addition, nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Distributor, the Company or the Accounts. Notwithstanding the foregoing, pursuant to the distribution plan adopted by the Trust under Rule 12b-1 under the 1940 Act, and as contemplated by Article 3.2(g) of this Agreement, the Trust or any Series or Class thereof may pay the Distributor, and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, for activities primarily intended to result in the sale of Trust shares to the Accounts through which such Contracts are issued. Likewise, if the Trust or any Series or Class adopts and implements a shareholder service plan pursuant to Rule 12b-1 under the 1940 Act, or otherwise, then the Trust or the appropriate Series or Class may pay the Distributor and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, or the Company, for activities related to personal service and/or maintenance of Contract Owner accounts, as permitted by such plan.

                                ARTICLE VIII
                             POTENTIAL CONFLICTS

     8.1. SEC ORDER. The parties to this Agreement acknowledge that the Trust has obtained the SEC Order granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participant Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Trust shares when Trust share also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). The SEC Order is conditioned upon the Trust and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.

     8.2. COMPANY MONITORING REQUIREMENTS. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts, it being understood that the Company is assuming the obligation to monitor the operations of the Trust as set forth in this
Section 8.2 solely to comply with the explicit terms of the SEC Order and further, that such monitoring is for the sole purpose of identifying any conflicts that would affect its Contract Owners and is limited to monitoring the operations of the Trust based on information the Trust provides to the Company for such purposes.

     8.3. COMPANY REPORTING REQUIREMENTS. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the SEC Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

     8.4. TRUST BOARD MONITORING AND DETERMINATION. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "disinterested trustees") shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination. Minutes of the meetings of the Trust Board, or other appropriate records of the Trust, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.

     8.5. UNDERTAKING TO RESOLVE CONFLICT. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including: (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

     8.6. WITHDRAWAL. If a material irreconcilable conflict arises because of the Company's decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, if Trust Board so requests, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate. No charge or penalty, however, will be imposed in connection with such a redemption.

     8.7. EXPENSES ASSOCIATED WITH REMEDIAL ACTION. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article VIII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

     8.8. SUCCESSOR RULES. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then: (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 8.2 through 8.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                 ARTICLE IX
                               INDEMNIFICATION

     9.1. INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

         (a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or

         (c) arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or

         (d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

         (e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or

         (f) any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names or trade names of the Trust or the Distributor.

This indemnification is in addition to any liability that the Company may otherwise have, provided, however, that no party shall be entitled to indemnification if such loss, claim, damage, expense or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     9.2. INDEMNIFICATION BY THE TRUST. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

         (a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or the Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement of a material fact or alleged untrue statement of material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to the Company; or

         (c) arise out of or are based upon wrongful conduct of the Trust or its Trustees or officers with respect to the sale of Trust shares; or

         (d) arise as a result of any failure by the Trust to provide services, furnish materials or make payments as required under the terms of this Agreement; or

         (e) arise out of any material breach by the Trust of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in Article III hereof);

it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Trust in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     9.3. INDEMNIFICATION BY THE DISTRIBUTOR. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

         (a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement of a material fact or alleged untrue statement of material fact contained in the Contracts
     Registration Statement, Contracts

     Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor or on its behalf to the Company; or

         (c) arise out of or are based upon wrongful conduct of the Distributor or persons under its control with respect to the sale of Trust shares; or

         (d) arise as a result of any failure by the Distributor or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or

         (e) arise out of any material breach by the Distributor or persons under its control of this Agreement (including any breach of Section
     6.1 of this Agreement and any warranties contained in Article III hereof);

it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     9.4. RULE OF CONSTRUCTION. It is the parties' intention that, in the event of an occurrence for which the Trust has agreed to indemnify the Company, the Company shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

     9.5. INDEMNIFICATION PROCEDURES. After receipt by a party entitled to indemnification ("indemnified party") under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

                                  ARTICLE X
                  RELATIONSHIP OF THE PARTIES; TERMINATION

     10.1. Relationship of Parties. The Company is to be an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder. Likewise, the Company is not a "transfer agent" of the Trust as that term is used in the 1934 Act and rules and regulations thereunder. The Company agrees to cooperate with the Trust in the Trust's efforts to comply with Rule 38a-1, including, but not limited to:

               o adopting and implementing written compliance policies and procedures reasonably designed to prevent the Company violating the federal securities laws (as defined in the Rule) in its provision of services to the Trust pursuant to this Agreement; and

               o providing the Chief Compliance Officer of the Trust with access to the Chief Compliance Officer of each Account who will confer with the Chief Compliance Officer of the Trust as needed regarding the written compliance policies and procedures of the Account.

     10.2. NON-EXCLUSIVITY AND NON-INTERFERENCE. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:

         (a) the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;

         (b) the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust's distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund (but nothing herein shall preclude the Company or its affiliates from offering asset allocation programs in conjunction with the Contracts), or to exchange their Contracts for contracts not allowing for investment in the Trust;

         (c) the Company shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution; and

         (d) the Company shall not withdraw the Account's investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing.

     10.3. TERMINATION OF AGREEMENT. This Agreement shall not terminate until: (a) the Trust is dissolved, liquidated, or merged into another entity, or (b) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through 10.6 and the Company may be required to redeem Trust shares pursuant to Section 10.7 or in the circumstances contemplated by
Article VIII. Article IX and Sections 5.7 and 10.8 shall survive any termination of this Agreement.

     10.4. TERMINATION OF OFFERING OF TRUST SHARES. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor upon written notice to the Company as provided below:

         (a) upon institution of formal proceedings against the Company, or the Distributor's reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor's reasonable judgment exercised in good faith, materially impair the Company's or Trust's ability to meet and perform the Company's or Trust's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

         (b) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

         (c) if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

         (d) if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that "shareholders" for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;

         (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

         (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period; or

         (g) upon the determination of the Trust's Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(a), upon termination of the Agreement pursuant to Section 10.3(b), or upon notice from the Company pursuant to Section 10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice.

Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

     10.5. TERMINATION OF INVESTMENT IN A FUND. The Company may elect to cease investing in a Fund, promoting a Fund as an investment option under the Contracts, or withdraw its investment or the Account's investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) if the Trust informs the Company pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

         (b) if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts; or

         (c) if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure.

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.

     10.6. TERMINATION OF INVESTMENT BY THE COMPANY. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Accounts' investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;

         (b) if, with respect to the Trust or a Fund, the Trust or the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days; or

         (c) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be.

     10.7. COMPANY REQUIRED TO REDEEM. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account's investment in the respective Fund.

     10.8. CONFIDENTIALITY. The Company will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust, the Distributor, and their affiliates.

                                 ARTICLE XI
               APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and Accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

                                 ARTICLE XII
                         NOTICE, REQUEST OR CONSENT

     Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

         If to the Trust:

               President
               Goldman Sachs Variable Insurance Trust

               One New York Plaza
               New York, NY  10004

         If to the Distributor:

               Vice President
               Goldman Sachs & Co.
               One New York Plaza
               New York, NY  10004

         If to the Company:

               American Enterprise Life Insurance Company
               IDS Life Insurance Company
               1765 Ameriprise Financial Center
               Minneapolis, Minnesota 55474
               Attention:  Patrick H. Carey III, Vice President

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

                                ARTICLE XIII
                                MISCELLANEOUS

         13.1. INTERPRETATION. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:

         (a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

         (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         (d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.2. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     13.3. NO ASSIGNMENT. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.

     13.4. DECLARATION OF TRUST. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the state of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.









            [The remainder of this page left blank intentionally]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                        (Trust)

Date:    12/6/06                    By: /s/James McNamara
                                        -----------------------
                                    Name:  James McNamara
                                    Title: Managing Director

                                    GOLDMAN, SACHS & CO.
                                       (Distributor)

Date:    12/6/06                    By: /s/James McNamara
                                        -----------------------
                                    Name:  James McNamara
                                    Title: Managing Director


                                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                    IDS LIFE INSURANCE COMPANY

Date:  November 29, 2006            By: /s/Patrick H. Carey III
                                        -----------------------
                                    Name:  Patrick H. Carey III
                                    Title: Vice President of each Company

                                    Attest:

Date:  November 29, 2006            By: /s/Betsy Hannum
                                       -----------------------
                                    Name:  Betsy Hannum
                                    Title: Assistant Secretary of each Company

                                 SCHEDULE 1

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT, ESTABLISHED JULY 15, 1987 (effective January 1, 2007: RiverSource Variable Annuity Account).
SEC 1940 Act Registration No. 811-7195

COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS:
-------------------------------------------------

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Endeavor Select Variable Annuity..........................................333-92297
RiverSource FlexChoice(SM) Select Variable Annuity......................................333-73958
RiverSource Innovations(R) Classic Select Variable Annuity............................333-92297
RiverSource Innovations(R) Select Variable Annuity....................................333-92297
RiverSource Signature One Select Variable Annuity.....................................333-85567
RiverSource Signature Select Variable Annuity.........................................333-74865
Evergreen New Solutions Select Variable Annuity.......................................333-92297
Evergreen Pathways(SM) Select Variable Annuity..........................................333-73958
Wells Fargo Advantage(R) Builder Select Variable Annuity..............................333-85567
Wells Fargo Advantage(R) Choice Select Variable Annuity...............................333-73958
Wells Fargo Advantage(R) Select Variable Annuity......................................333-92297
RiverSource Access Choice Select Variable Annuity.....................................333-73958

      Investing in shares of:

               o    Goldman Sachs VIT Mid Cap Value Fund

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Signature Variable Annuity................................................333-74865
RiverSource Signature One Variable Annuity............................................333-85567


     Investing in shares of:

               o    Goldman Sachs VIT Capital Growth Fund
               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT International Equity Fund

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

Wells Fargo Advantage(SM) Variable Annuity..............................................333-85567
Wells Fargo Advantage(SM) Builder Variable Annuity......................................333-85567
Wells Fargo Advantage(SM) Choice Variable Annuity.......................................333-73958

     Investing in shares of:

               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT Mid Cap Value Fund


AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

AMERICAN ENTERPRISE VARIABLE LIFE ACCOUNT, ESTABLISHED JULY 15, 1987 (effective January 1, 2007: RiverSource Variable Life Account).
SEC 1940 Act Registration No. 811-09515

COMBINATION FIXED AND VARIABLE UNIVERSAL LIFE INSURANCE POLICIES:
-----------------------------------------------------------------

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Signature Variable Universal Life.........................................333-84121


     Investing in shares of:

               o    Goldman Sachs VIT Capital Growth Fund
               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT International Equity Fund


IDS LIFE INSURANCE COMPANY

IDS LIFE VARIABLE ACCOUNT 10, ESTABLISHED AUGUST 23, 1995 (effective January 1, 2007: RiverSource Variable Account 10).
SEC 1940 Act Registration Act No. 811-07355

COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS:
-------------------------------------------------

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Retirement Advisor 4 Advantage Variable Annuity...........................333-79311
RiverSource Retirement Advisor 4 Select Variable Annuity..............................333-79311
RiverSource Retirement Advisor 4 Access Variable Annuity..............................333-79311

Investing in shares of:

               o    Goldman Sachs VIT Structured U.S. Equity Fund

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Retirement Advisor Advantage Plus(SM) Variable Annuity....................333-79311
RiverSource Retirement Advisor Advantage Plus(SM)  -- Band 3
Variable Annuity......................................................................333-79311
RiverSource Retirement Advisor Select Plus(SM) Variable Annuity.......................333-79311
RiverSource Retirement Advisor Select Plus(SM)  -- Band 3
Variable Annuity......................................................................333-79311
RiverSource Retirement Advisor Advantage(SM) Variable Annuity.........................333-79311
RiverSource Retirement Advisor Advantage(SM)  -- Band 3
Variable Annuity......................................................................333-79311
RiverSource Retirement Advisor Select(SM) Variable Annuity............................333-79311
RiverSource Retirement Advisor Select(SM)  -- Band 3
Variable Annuity......................................................................333-79311

     Investing in shares of:

               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT Mid Cap Value Fund

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Retirement Advisor Variable Annuity.......................................333-79311
RiverSource Retirement Advisor Variable Annuity -- Band 3.............................333-79311

     Investing in shares of:

               o    Goldman Sachs VIT Structured Small Cap Equity Fund
               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT Mid Cap Value Fund

IDS LIFE INSURANCE COMPANY

IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT, ESTABLISHED OCTOBER 16, 1985 (effective January 1, 2007: RiverSource Variable Life Separate Account).
SEC 1940 Act Registration Act No. 811-4298

COMBINATION FIXED AND VARIABLE LIFE INSURANCE POLICIES:
-------------------------------------------------------

CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Variable Second-to-Die Life Insurance......................................33-62457
RiverSource Variable Universal Life III...............................................333-69777
RiverSource Variable Universal Life Insurance..........................................33-11165
RiverSource Succession Select Variable Life Insurance..................................33-62457

     Investing in shares of:

               o    Goldman Sachs VIT Structured Small Cap Equity Fund
               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT Mid Cap Value Fund


CONTRACT NAME                                                           SEC REGISTRATION NUMBER

RiverSource Variable Universal Life IV................................................333-69777
RiverSource Variable Universal Life IV - Estate Series................................333-69777
RiverSource Single Premium Variable Life Insurance....................................333-83456

     Investing in shares of:

               o    Goldman Sachs VIT Structured U.S. Equity Fund
               o    Goldman Sachs VIT Mid Cap Value Fund